Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS SECOND QUARTER LOSS;
INCREASED LENDING AND LIQUIDITY LEVELS
     ATLANTA, GA (July 16, 2009) — Fidelity Southern Corporation (“Fidelity” or “the Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported a net loss of $2.8 million for the second quarter of 2009 compared to a net loss of $902 thousand for the second quarter of 2008 and a net loss of $3.4 million for the first quarter of 2009. Basic and diluted loss per share for the second quarter of 2009 were $.37 compared to a loss per share of $.09 for the second quarter of 2008 and a loss per share of $.43 for the first quarter in 2009. Net loss for the first six months of 2009 was $6.2 million compared to net income of $208 thousand for the same period in 2008. Basic and diluted loss per share for the first six months of 2009 were $.80 compared to income per share of $.02 for the same period in 2008.
     Chairman James B. Miller, Jr. said, “Credit quality, past dues, and charge-offs in our consumer lending portfolio have improved over the six-month period since December 31, 2008. Based on the improving credit quality of our consumer lending portfolio, we believe the worst of the recession is behind us. The continued sale of distressed property in the Atlanta market has caused appraised values to continue to decline, although at a slower rate than previously. In this environment, we have had to continue to increase reserves against construction loans. The Jacksonville market, contrasted to Atlanta, appears to have stabilized. Based on the recent sales we have experienced, it also appears that the Atlanta market is very near stabilization. The commercial real estate market does appear to be weakening more rapidly. However, we have limited non-owner occupied commercial real estate.”
CAPITAL
     Fidelity reported a total risk based capital ratio for the Bank of 12.49% at June 30, 2009, compared to 10.35% at June 30, 2008, reflecting the $48.2 million TARP investment from the U.S. Treasury in December 2008. The Leverage Capital ratio at the Bank was 8.77% at June 30, 2009, compared to 7.96% at June 30, 2008. Both ratios exceeded required regulatory minimums for well capitalized institutions.
LIQUIDITY
     The Company’s net liquid asset ratio, defined as federal funds sold, investments maturing within 30 days, unpledged securities, available unsecured federal funds lines of credit, FHLB

Fidelity Southern Corporation
Second Quarter Earnings Release
July 16, 2009
borrowing capacity and available brokered certificates of deposit divided by total assets increased from 6.2% at June 30, 2008 and 13.1% at December 31, 2008 to 15.3% at June 30, 2009.
ALLOWANCE AND PROVISION
     Fidelity reported an increase in the allowance for loan losses to $36.7 million or 2.79% of total loans at June 30, 2009, from $22.5 million at June 30, 2008, and $33.7 million at year-end 2008.
     The provision for loan losses for the second quarter of 2009 was $7.2 million compared to $5.9 million for the same period in 2008, due to increased charge-offs in the construction and consumer loan portfolios during the second quarter of 2009 as compared to the second quarter of 2008. The provision for loan losses for the first six months of 2009 was $16.8 million compared to $10.5 million for the same period in 2008. Total net charge-offs decreased to $6.0 million in the second quarter of 2009 from $7.8 million in the first quarter of 2009, but were higher than the $2.4 million for the second quarter of 2008. Year to date, net charge-offs increased $9.3 million for the first six months of 2009 to $13.8 million compared to $4.5 million for the same period in 2008. The ratio of net charge-offs to average loans outstanding was 2.08% for the first six months of 2009 compared to .63% for the same period in 2008. However, the allowance for loan losses as a percentage of loans also increased from 1.56% at June 30, 2008, and 2.43% at December 31, 2008, to 2.79% at June 30, 2009.
NONPERFORMING ASSETS
     Nonperforming loans, repossessions and other real estate (“ORE”) totaled $118.1 million at the end of the second quarter of 2009, a decrease of $5.4 million from March 31, 2009.
     Nonperforming residential construction and development loans at June 30, 2009, included 179 houses and 613 lots and land totaling approximately $79.7 million. During the quarter approximately $6.6 million of nonperforming construction loans were paid down by our customers while approximately $6.4 million in construction loans were moved to nonperforming.
     During the second quarter, $2.9 million of ORE assets were sold while $11.5 million were added to ORE. ORE consists of 65 houses, representing 51% of the total ORE balance, 208 lots and three commercial properties. ORE increased to $25.0 million at June 30, 2009, from $16.5 million at March 31, 2009 and $15.1 million at December 31, 2008.
REAL ESTATE
     New residential construction loan advances made during the quarter totaled $4.2 million, while the payoffs of construction loans totaled $17.2 million. Residential construction and A&D loans totaled $193.7 million at June 30, 2009, which was down 9.6% from $214.2 million at March 31, 2009. There were 466 houses and 1,765 lots financed at June 30, 2009, compared to 651 houses and 2,024 lots at June 30, 2008.

2

Fidelity Southern Corporation
Second Quarter Earnings Release
July 16, 2009
     Total residential and commercial construction and land loans decreased to $200.5 million or 15.3% of loans from $245.2 million or 17.7% of loans at December 31, 2008, and $289.9 million or 20.1% of loans at June 30, 2008, and as a percentage of capital decreased from 121% at March 31, 2009, to 104% at June 30, 2009. The regulatory guideline is a maximum of 100%.
     All real estate loans, except for owner-occupied properties, as a percentage of capital decreased to 160% at June 30, 2009 from 172% at March 31, 2009. The regulatory guideline is a maximum of 300%.
NET INTEREST INCOME
     Net interest income for the second quarter remained relatively stable when compared to the same period in 2008. While the net interest margin decreased 23 basis points to 2.72% in the second quarter of 2009 compared to 2.95% in the second quarter of 2008, the decrease was nearly offset by an increase in the average total interest earning assets of $132.4 million or 8.0%. Net interest income for the first six months of 2009 decreased $738 thousand or 3.10% over the same period in 2008. The net interest margin decreased 25 basis points to 2.70% in the first half of 2009 compared to 2.95% for the same period in 2008. The decreases are a result of lower margins from reductions in the prime rate, foregone interest due to an increase in nonperforming assets and the continued pressures on the cost of deposits in the Atlanta market. However, the net interest margin of 2.72% for the second quarter of 2009 improved slightly from 2.71% compared to the first quarter of 2009.
INTEREST INCOME
     Total interest income for the second quarter of 2009 decreased $1.5 million or 5.6% compared to the same period in 2008. The decrease in interest income in the second quarter was the result of a decrease of 81 basis points in the yield on average interest-earning assets offset in part by the growth in average interest-earning assets for the second quarter 2009, which increased $132.4 million or 8.0%. Total interest income year to date through June 30, 2009 decreased $5.6 million or 10.4% compared to the same period in 2008. The decrease in interest income in 2009 was the result of a decrease of 102 basis points in the yield on average interest-earning assets offset in part by the growth in average interest-earning assets in 2009, which increased $101.1 million or 6.2%.
INTEREST EXPENSE
     Interest expense for the second quarter 2009 decreased $1.4 million or 10.2% compared to the same period in 2008. The decrease in interest expense was attributable to an increase in average interest-bearing liabilities of $99.4 million more than offset by a 60 basis point decrease in the cost of interest-bearing liabilities. Year to date in 2009, interest expense decreased $4.9 million or 16.3% compared to the same period in 2008. The decrease in interest expense was

3

Fidelity Southern Corporation
Second Quarter Earnings Release
July 16, 2009
attributable to an increase in average interest-bearing liabilities of $62.5 million more than offset by a 79 basis point decrease in the cost of interest-bearing liabilities.
     The high deposit rates in the Atlanta market, driven by banks’ necessity for liquidity, have eased. While Fidelity Bank’s deposit rates are lower than most of the smaller banks, they are somewhat higher than the larger banks. If deposit rates stay consistent, Fidelity Bank’s margin will improve over time as certificate of deposit interest rates reset in a lower rate environment.
NONINTEREST INCOME
     Noninterest income increased $3.4 million and $4.5 million or 77.7% and 45.1% to $7.8 million and $14.6 million for the second quarter and year to date ended June 30, 2009, respectively, compared to the same periods in 2008. This increase in noninterest income was a result of higher mortgage banking activities as a result of the expansion of the mortgage division in 2009. Revenue from mortgage banking activities increased to $4.6 million and $8.3 million for the second quarter and first six months of 2009, respectively, compared to $125 thousand and $195 thousand for the same periods in 2008. The increase for the quarter was partially offset by lower indirect lending income, which decreased $459 thousand or 30.4% to $1.1 million, lower other operating income, and lower SBA lending activities. The increase for the six months ended June 2009 compared to the same period in 2008 was partially offset by lower securities gains, lower indirect lending activities, which decreased $901 thousand or 29.1% to $2.2 million, and lower other income. Both the SBA lending activity and indirect lending revenues were hindered by the lack of liquidity in the financial markets resulting in fewer sales which resulted in lower gains on sales, although both the SBA and indirect lending secondary markets are again functioning.
NONINTEREST EXPENSE
     Noninterest expense for the second quarter increased $5.0 million or 40.5% to $17.5 million compared to the same period in 2008. The increase is a result of higher salaries and employee benefits of $2.6 million or 40.6% to $9.0 million as the Bank increased the number of employees as a result of the expansion of the mortgage division, and higher other operating expense, which increased $2.0 million or 77.7% to $4.6 million due primarily to higher ORE expense and FDIC insurance premiums as a result of the second quarter of 2009 special assessment of $865 thousand. Noninterest expense for the first six months of 2009 increased $7.7 million or 32.2% to $31.5 million compared to the same period in 2008. The increase is a result of higher salaries and employee benefits which increased $3.6 million or 27.4% to $16.8 million as a result of the expansion of the mortgage division, and higher operating expense, which increased $3.6 million or 99.6% to $7.2 million due primarily to higher ORE expense and FDIC insurance premiums. Also, in the first half of 2008 the Company reversed a Visa litigation expense accrual of $567 thousand which did not reoccur in 2009.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit related insurance products

4

Fidelity Southern Corporation
Second Quarter Earnings Release
July 16, 2009
through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
     This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2008 Annual Report filed on Form 10-K with the Securities and Exchange Commission.

5

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	QUARTER-TO-DATE		YEAR-TO-DATE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	JUNE 30,		JUNE 30,
	2009	2008	2009	2008
INTEREST INCOME
LOANS, INCLUDING FEES	$21,693	$24,133	$42,904	$49,848
INVESTMENT SECURITIES	2,981	1,978	5,072	3,694
FEDERAL FUNDS SOLD AND BANK DEPOSITS	32	53	62	95

TOTAL INTEREST INCOME	24,706	26,164	48,038	53,637

INTEREST EXPENSE
DEPOSITS	10,685	11,895	21,170	25,214
SHORT-TERM BORROWINGS	188	483	378	1,230
SUBORDINATED DEBT	1,181	1,278	2,384	2,686
OTHER LONG-TERM DEBT	603	440	1,062	725

TOTAL INTEREST EXPENSE	12,657	14,096	24,994	29,855

NET INTEREST INCOME	12,049	12,068	23,044	23,782

PROVISION FOR LOAN LOSSES	7,200	5,850	16,800	10,450

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,849	6,218	6,244	13,332

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,103	1,200	2,126	2,363
OTHER FEES AND CHARGES	506	511	977	975
MORTGAGE BANKING ACTIVITIES	4,649	125	8,257	195
INDIRECT LENDING ACTIVITIES	1,051	1,510	2,195	3,096
SBA LENDING ACTIVITIES	259	363	437	777
SECURITIES GAINS, NET	—	—	—	1,264
BANK OWNED LIFE INSURANCE	329	298	627	601
OTHER OPERATING INCOME	(142)	358	(49)	771

TOTAL NONINTEREST INCOME	7,755	4,365	14,570	10,042

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	8,950	6,421	16,842	13,330
FURNITURE AND EQUIPMENT	691	743	1,346	1,520
NET OCCUPANCY	1,103	983	2,182	2,022
COMMUNICATION EXPENSES	415	430	765	818
PROFESSIONAL AND OTHER SERVICES	1,263	957	2,336	1,864
ADVERTISING AND PROMOTION	201	119	433	274
STATIONERY, PRINTING AND SUPPLIES	171	166	297	345
INSURANCE EXPENSES	81	90	163	192
OTHER OPERATING EXPENSES	4,629	2,552	7,160	3,482

TOTAL NONINTEREST EXPENSE	17,504	12,461	31,524	23,847

LOSS BEFORE INCOME TAX BENEFIT	(4,900)	(1,878)	(10,710)	(473)
INCOME TAX BENEFIT	(2,095)	(976)	(4,529)	(681)

NET (LOSS) INCOME	(2,805)	(902)	(6,181)	208
PREFERRED STOCK DIVIDENDS	(823)	—	(1,646)	—

NET (LOSS) INCOME AVAILABLE TO COMMON EQUITY	$(3,628)	$(902)	$(7,827)	$208

(LOSS) EARNINGS PER SHARE:
BASIC (LOSS) EARNINGS PER SHARE	$(0.37)	$(0.09)	$(0.80)	$0.02

DILUTED (LOSS) EARNINGS PER SHARE	$(0.37)	$(0.09)	$(0.80)	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,857,296	9,535,432	9,803,527	9,526,345

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,857,296	9,535,432	9,803,527	9,526,345

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	JUNE 30,	DECEMBER 31,	JUNE 30,
ASSETS	2009	2008	2008
CASH AND DUE FROM BANKS	$54,531	$68,841	$29,225
FEDERAL FUNDS SOLD	11,351	23,184	11,804

CASH AND CASH EQUIVALENTS	65,882	92,025	41,029
INVESTMENTS AVAILABLE-FOR-SALE	236,648	128,749	123,100
INVESTMENTS HELD-TO-MATURITY	21,989	24,793	26,767
INVESTMENT IN FHLB STOCK	6,767	5,282	6,181
LOANS HELD-FOR-SALE	169,126	55,840	67,548
LOANS	1,314,678	1,388,022	1,444,577
ALLOWANCE FOR LOAN LOSSES	(36,663)	(33,691)	(22,521)

LOANS, NET	1,278,015	1,354,331	1,422,056
PREMISES AND EQUIPMENT, NET	18,688	19,311	19,595
OTHER REAL ESTATE	25,025	15,063	10,901
ACCRUED INTEREST RECEIVABLE	8,379	8,092	8,667
BANK OWNED LIFE INSURANCE	28,448	27,868	27,233
OTHER ASSETS	35,941	31,759	25,184

TOTAL ASSETS	$1,894,908	$1,763,113	$1,778,261

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$129,621	$138,634	$134,823
INTEREST-BEARING DEMAND/ MONEY MARKET	253,381	208,723	281,666
SAVINGS	319,785	199,465	215,530
TIME DEPOSITS, $100,000 AND OVER	319,481	317,540	316,466
OTHER TIME DEPOSITS	543,674	579,320	503,088

TOTAL DEPOSIT LIABILITIES	1,565,942	1,443,682	1,451,573

FEDERAL FUNDS PURCHASED	—	—	21,000
OTHER SHORT-TERM BORROWINGS	42,763	55,017	80,988
SUBORDINATED DEBT	67,527	67,527	67,527
OTHER LONG-TERM DEBT	75,000	47,500	47,500
ACCRUED INTEREST PAYABLE	5,892	7,038	5,947
OTHER LIABILITIES	8,084	5,745	6,456

TOTAL LIABILITIES	1,765,208	1,626,509	1,680,991

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	44,255	43,813	—
COMMON STOCK	52,560	51,886	46,512
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	1,264	1,333	(1,770)
RETAINED EARNINGS	31,621	39,572	52,528

TOTAL SHAREHOLDERS’ EQUITY	129,700	136,604	97,270

TOTAL LIABILITIES AND SHARE- HOLDERS’ EQUITY	$1,894,908	$1,763,113	$1,778,261

BOOK VALUE PER SHARE	$8.64	$9.61	$10.18

SHARES OF COMMON STOCK OUTSTANDING	9,885,603	9,658,089	9,554,160

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

(DOLLARS IN THOUSANDS)				PERCENT CHANGE
	JUNE 30,	DECEMBER 31,	JUNE 30,	June 30, 2009/	June 30, 2009/
	2009	2008	2008	Dec. 31, 2008	June 30, 2008
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$125,903	$137,988	$126,711	(8.76)%	(0.64)%
TAX-EXEMPT COMMERCIAL	7,115	7,508	8,829	(5.23)%	(19.41)%
REAL ESTATE MORTGAGE — COMMERCIAL	233,360	202,516	192,605	15.23%	21.16%

TOTAL COMMERCIAL	366,378	348,012	328,145	5.28%	11.65%
REAL ESTATE-CONSTRUCTION	200,543	245,153	289,844	(18.20)%	(30.81)%
REAL ESTATE-MORTGAGE	121,516	115,527	102,710	5.18%	18.31%
CONSUMER INSTALLMENT	626,241	679,330	723,878	(7.81)%	(13.49)%

LOANS	1,314,678	1,388,022	1,444,577	(5.28)%	(8.99)%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	125,811	967	1,442	12,910.44%	8,624.76%
SBA LOANS	28,315	39,873	35,106	(28.99)%	(19.34)%
INDIRECT AUTO LOANS	15,000	15,000	31,000	0.00%	(51.61)%

TOTAL LOANS HELD-FOR-SALE	169,126	55,840	67,548	202.88%	150.38%

TOTAL LOANS	$1,483,804	$1,443,862	$1,512,125

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

(DOLLARS IN THOUSANDS)	YEAR-TO-DATE		YEAR ENDED
	JUNE 30,		DECEMBER 31,
	2009	2008	2008
BALANCE AT BEGINNING OF PERIOD	$33,691	$16,557	$16,557
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	301	14	99
SBA	519	—	220
REAL ESTATE-CONSTRUCTION	6,651	850	9,083
REAL ESTATE-MORTGAGE	190	124	332
CONSUMER INSTALLMENT	6,600	4,013	10,841

TOTAL CHARGE-OFFS	14,261	5,001	20,575
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	8	1	5
SBA	5	56	214
REAL ESTATE-CONSTRUCTION	22	5	43
REAL ESTATE-MORTGAGE	—	13	14
CONSUMER INSTALLMENT	398	440	883

TOTAL RECOVERIES	433	515	1,159

NET CHARGE-OFFS	13,828	4,486	19,416
PROVISION FOR LOAN LOSSES	16,800	10,450	36,550

BALANCE AT END OF PERIOD	$36,663	$22,521	$33,691

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	2.08%	0.63%	1.36%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.79%	1.56%	2.43%
NONPERFORMING ASSETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	JUNE 30,
	2009	2008
NONACCRUAL LOANS	$91,605	$45,045
REPOSSESSIONS	1,509	1,363
OTHER REAL ESTATE	25,025	10,901

TOTAL NONPERFORMING ASSETS	$118,139	$57,309

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	7.82%	3.76%

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	June 30, 2009			June 30, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,449,013	$42,770	5.95%	$1,472,063	$49,639	6.78%
Tax-exempt (1)	7,304	202	5.63%	8,999	315	7.13%

Total loans	1,456,317	42,972	5.95%	1,481,062	49,954	6.78%

Investment securities
Taxable	216,292	4,752	4.40%	137,103	3,433	5.01%
Tax-exempt (2)	15,554	469	6.03%	12,720	379	5.96%

Total investment securities	231,846	5,221	4.52%	149,823	3,812	5.12%

Interest-bearing deposits	35,866	45	0.25%	1,655	21	2.53%
Federal funds sold	15,951	17	0.21%	6,336	74	2.35%

Total interest-earning assets	1,739,980	48,255	5.59%	1,638,876	53,861	6.61%

Cash and due from banks	21,187			22,495
Allowance for loan losses	(33,706)			(19,204)
Premises and equipment, net	19,018			19,230
Other real estate owned	20,678			10,378
Other assets	64,614			55,963

Total assets	$1,831,771			$1,727,738

Liabilities and shareholders’ equity Interest-bearing liabilities :
Demand deposits	$223,007	$1,444	1.31%	$298,504	$3,783	2.55%
Savings deposits	258,595	3,238	2.53%	216,057	3,276	3.05%
Time deposits	887,646	16,488	3.75%	781,720	18,155	4.67%

Total interest-bearing deposits	1,369,248	21,170	3.12%	1,296,281	25,214	3.91%

Federal funds purchased	—	—	—	14,832	227	3.08%
Securities sold under agreements to repurchase	42,207	346	1.65%	29,913	386	2.60%
Other short-term borrowings	2,541	32	2.58%	35,038	617	3.54%
Subordinated debt	67,527	2,384	7.12%	67,527	2,686	8.00%
Long-term debt	64,917	1,062	3.30%	40,357	725	3.61%

Total interest-bearing liabilities	1,546,440	24,994	3.26%	1,483,948	29,855	4.05%

Noninterest-bearing :
Demand deposits	136,888			129,151
Other liabilities	13,976			15,053
Shareholders’ equity	134,467			99,586

Total liabilities and shareholders’ equity	$1,831,771			$1,727,738

Net interest income / spread		$23,261	2.33%		$24,006	2.56%

Net interest margin			2.70%			2.95%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $68,000 and $106,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $149,000 and $118,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER-TO-DATE
	June 30, 2009			June 30, 2008
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,456,086	$21,627	5.96%	$1,481,296	$24,036	6.53%
Tax-exempt (1)	7,175	100	5.65%	8,903	146	6.72%

Total loans	1,463,261	21,727	5.95%	1,490,199	24,182	6.53%

Investment securities
Taxable	262,656	2,817	4.29%	145,540	1,828	5.03%
Tax-exempt (2)	15,889	240	6.06%	14,678	219	5.95%

Total investment securities	278,545	3,057	4.41%	160,218	2,047	5.14%

Interest-bearing deposits	40,749	26	0.26%	1,810	9	1.96%
Federal funds sold	11,163	6	0.20%	9,063	44	1.93%

Total interest-earning assets	1,793,718	24,816	5.55%	1,661,290	26,282	6.36%

Cash and due from banks	22,115			23,542
Allowance for loan losses	(34,743)			(20,294)
Premises and equipment, net	18,896			19,475
Other real estate owned	23,029			12,884
Other assets	64,586			56,294

Total assets	$1,887,601			$1,753,191

Liabilities and shareholders’ equity Interest-bearing liabilities :
Demand deposits	$240,716	$837	1.39%	$292,797	$1,605	2.20%
Savings deposits	292,252	1,830	2.51%	214,033	1,390	2.61%
Time deposits	886,791	8,018	3.63%	809,259	8,900	4.42%

Total interest-bearing deposits	1,419,759	10,685	3.02%	1,316,089	11,895	3.64%

Federal funds purchased	—	—	—	11,962	73	2.45%
Securities sold under agreements to repurchase	41,823	170	1.63%	32,938	199	2.43%
Other short-term borrowings	2,582	18	2.69%	27,527	211	3.08%
Subordinated debt	67,527	1,181	7.01%	67,527	1,278	7.61%
Long-term debt	75,055	603	3.22%	51,319	440	3.45%

Total interest-bearing liabilities	1,606,746	12,657	3.16%	1,507,362	14,096	3.76%

Noninterest-bearing :
Demand deposits	132,574			130,760
Other liabilities	14,499			15,042
Shareholders’ equity	133,782			100,027

Total liabilities and shareholders’ equity	$1,887,601			$1,753,191

Net interest income / spread		$12,159	2.39%		$12,186	2.60%

Net interest margin			2.72%			2.95%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $34,000 and $49,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $76,000 and $69,000.